Exhibit 10.15

SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT
OF DECEMBER 31, 1998

THIS SECOND AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF DECEMBER 31,1998 (“Amendment”) is effective as of FEBRUARY 9,1999 by and between QVC, Inc., a Delaware corporation (“QVC”) and Dolphin Acquisition Corp., a California corporation (“Company”).

RECITALS

WHEREAS, QVC and Company are parties to an Amended and Restated Agreement dated as of December 31, 1998 as amended by the Amendment dated as of January 29, 1999 by and between QVC and the Company (“Agreement”);

WHEREAS, Section 6 of the Agreement provides that the Company shall issue warrants to QVC or its affiliates to purchase shares of the Company’s Common Stock (“Warrants”), said Warrants to be issued in accordance with and subject to the terms in Exhibit C of the Agreement;

WHEREAS, QVC and the Company desire to amend the Agreement pursuant to the terms of this Amendment to, among other things, extend the date by which the Signing Warrant must be issued and to modify certain other terms of the Warrants;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.         Definitions. Terms not defined herein shall have the meaning set forth in the Agreement.

2.         Publicity. QVC and the Company hereby agree that Section 15 of the Agreement shall be amended and restated to read as follows:

Except for incidental non-derogatory remarks necessitated by the services provided hereunder, the Company shall not issue any publicity or press release regarding its contractual relations with QVC pursuant to the terms of this Agreement, the Signing Warrant (as herein defined) or the Performance Warrants (as herein defined) or otherwise make any oral or written reference regarding its activities hereunder, including, without limitation, the issuance of the Signing Warrant and the Performance Warrants, without obtaining QVC’s prior written consent and approval of the contents thereof.

3.         Warrants. QVC and the Company hereby agree that Section 6 of the Agreement shall be amended and restated to read as follows:

The Company will issue to QVC or its affiliates, warrant to purchase shares of the Company’s Series A Preferred Stock in accordance with and subject to the terms attached hereto as Exhibit “C”.

4.         Deadline for Issuance of the Signing Warrant. QVC and the Company hereby agree that the first sentence of Paragraph 1 of Exhibit C of the Agreement shall be amended and restated to read as follows:

Prior to the close of business February 12, 1999, the Company shall issue a Warrant (the “Signing Warrant”) to QVC to purchase 70,000 shares of Series A Preferred Stock of the Company at $6.55 per share.

5.         Time Period for Issuance of and Form of Performance Warrant. QVC and the Company hereby agree that Paragraph 2 of Exhibit C of the Agreement shall be amended and restated to read as follows:

The Company shall issue additional Warrants (the “Performance Warrants”) to purchase the following number of shares of Series A Preferred Stock upon achievement of cumulative sales during the Term from the Company to QVC of the following amounts: 23,000 shares if sales to QVC reach $6 million, 23,000 shares if sales to QVC reach $12 million and 23,000 shares if sales to QVC reach $18 million. The exercise price of the Performance Warrants shall equal the market value of the Series A Preferred Stock on the date the foregoing sales targets are achieved, as determined in good faith by the Company’s Board of Directors. QVC shall notify the Company when each of the foregoing sales targets is achieved. The Company shall issue each Performance Warrant within thirty (30) days following the Company’s receipt of such notification from QVC. Each Performance Warrant shall be issued in a form substantially similar to the form of the Signing Warrant. Any dispute under this Paragraph 2 as to the determination by the Company’s Board of Directors of the market value of the Series A Preferred Stock shall be submitted to, and determined by, binding arbitration as set forth in Section 1(h) of the Agreement.

6.         Miscellaneous. Except as specifically set forth herein, the terms of the Agreement shall remain unmodified. This Amendment shall be governed by and construed accordance with the internal substantive and procedural laws of the Commonwealth of Pennsylvania without regard to conflict of laws principles. This Amendment may be executed in counterpart, each of which shall be deemed an original, but together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

DOLPHIN ACQUISITION CORP. d/b/a BARE ESCENTUALS		QVC, INC.
By:	/s/	By:	/s/
Name:		Name:
Title:		Title: